EXHIBIT 5

January 23, 2006

Board of Directors
Celadon Group, Inc.
9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana 46235-4207

Re: Celadon Group, Inc.
                       Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Celadon Group, Inc., a Delaware Company (the “Company”), in connection with its Registration Statement on Form S-8, filed this date under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “Registration Statement”), with respect to 750,000 authorized and unissued shares of the Company's Common Stock, par value $0.033 per share (the “Common Stock”), which may be issued pursuant to awards under the Company's 2006 Omnibus Incentive Plan (the “Plan”).

We have examined all instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the corporation laws of the State of Delaware. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations.

In rendering this opinion, we have made such examination of laws as we have deemed relevant for the purposes hereof. As to various questions of fact material to this opinion, we have relied upon representations and/or certificates of officers of the Company and certificates and documents issued by public officials and authorities.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the 750,000 shares of Common Stock that may be issued pursuant to awards under the Plan are duly authorized shares of the Company’s Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid, and non-assessable.

We hereby consent to be named in the Registration Statement as attorneys passing upon legal matters in connection with the issuance and sale of the 750,000 shares of Common Stock covered thereby, and we hereby consent to the filing of this opinion as Exhibit 23.1 to the Registration Statement.

                                   SCUDDER LAW FIRM, P.C., L.L.O.

                                   By:  /s/ Heidi Hornung-Scherr
                                           Heidi Hornung-Scherr
                                           Principal